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Exhibit 5.1

Vinson & Elkins ATTORNEYS AT LAW	VINSON & ELKINS L.L.P. 2300 FIRST CITY TOWER 1001 FANNIN STREET HOUSTON, TEXAS 77002-6760 TELEPHONE (713) 758-2222 FAX (713) 758-2346 www.velaw.com

October 12, 2004

Copano Energy, L.L.C.
2727 Allen Parkway, Suite 1200
Houston Texas 77019

  Re:
  Copano Energy, L.L.C.—Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to Copano Energy, L.L.C., a Delaware limited liability company (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of the offering and sale of up to an aggregate of 5,750,000 common units representing limited liability company interests in the Company (the "Common Units").

        As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Limited Liability Company Act (the "Delaware Act"), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

        Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

  1.
  The Company has been duly formed and is validly existing as a limited liability company under the Delaware Act.

  2.
  The Common Units, when issued and delivered on behalf of the Company against payment therefor as described in the Company's Registration Statement on Form S-1 (Commission File No. 333-117825), as amended, relating to the Common Units (the "Registration Statement"), will be duly authorized, validly issued, fully paid and nonassessable.

        The opinions expressed herein are limited to the Delaware Act, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

        We hereby consent to the reference to us under the heading "Validity of the Common Units" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                      Very truly yours,

                      /s/ VINSON & ELKINS L.L.P.

AUSTIN • BEIJING • DALLAS • DUBAI • HOUSTON • LONDON • MOSCOW • NEW YORK • SINGAPORE • WASHINGTON, D.C.

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  Exhibit 5.1